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   AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON DECEMBER 20, 1999
                                                     REGISTRATION NO. 333-67629
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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

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                         POST-EFFECTIVE AMENDMENT NO. 1
                                       TO
                                    FORM S-3
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
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                               AVANT! CORPORATION
             (Exact name of registrant as specified in its charter)

            DELAWARE                                             94-313 3226
 State or other jurisdiction of                              (I.R.S. Employer
incorporation or organization)                              Identification No.)

                              47871 BAYSIDE PARKWAY
                            FREMONT, CALIFORNIA 94538
                                 (510) 413-8000
          (Address, including zip code, and telephone number, including area code, of Registrant's principal executive offices)

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                                  GERALD C. HSU
          CHAIRMAN OF THE BOARD, PRESIDENT AND CHIEF EXECUTIVE OFFICER
                               AVANT! CORPORATION
                              47871 BAYSIDE PARKWAY
                            FREMONT, CALIFORNIA 94538
                                 (510) 413-8000
            (Name, address, including zip code, and telephone number,
                  including area code, of agents for service)

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      THE COMMISSION IS REQUESTED TO SEND COPIES OF ALL COMMUNICATIONS TO:
                               ALAN B. KALIN, ESQ.
                     MCCUTCHEN, DOYLE, BROWN, & ENERSEN, LLP
                                3150 PORTER DRIVE
                        PALO ALTO, CALIFORNIA 94304-1212

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       If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.

       If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend of interest reinvestment plans, check the following box.

       If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.

       If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement of the same offering.

       If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box.

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                          DEREGISTRATION OF SECURITIES

         This Post-Effective Amendment No. 1 is being filed to deregister the remaining unsold shares of common stock of the total 1,256,005 shares of common stock of Avant! Corporation ("the Registrant") covered by the Registration Statement on Form S-3, No. 333-67629 originally filed November 20, 1998. This is due to the expiration of the obligation of the Company to maintain the effectiveness of the registration statement under the Registration Rights Agreement (dated November 13, 1998) between the Registrant and the selling shareholders identified in the prospectus, which is a part of the registration statement. Accordingly, the Registrant hereby files this Post-Effective Amendment to the Registration Statement to deregister a total of 251,739 shares, originally registered by the Registration Statement, which remain unsold.

         Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing this Post-Effective Amendment No. 1 to Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Fremont, California, on this 20th day of December, 1999.


                                          Sincerely,

                                          /s/ Gerald C. Hsu
                                          Gerald C. Hsu
                                          CHAIRMAN OF THE BOARD,
                                          PRESIDENT AND CHIEF EXECUTIVE OFFICER



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